Exhibit 10.22

RESTRICTED STOCK UNIT AGREEMENT

under the

Hexcel Corporation 2003 Incentive Stock Plan

This Restricted Stock Unit Agreement (the “Agreement”), is entered into as of the Grant Date, by and between Hexcel Corporation, a Delaware corporation (the “Company”), and the Grantee.

The Company maintains the Hexcel Corporation 2003 Incentive Stock Plan (the “Plan”).  The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that the Grantee shall be granted Restricted Stock Units (“RSUs”) upon the terms and subject to the conditions hereinafter contained.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

1.         Notice of Grant; Incorporation of Plan. A Notice of Grant is attached hereto as Annex A and incorporated by reference herein. Unless otherwise provided herein, capitalized terms used in this Agreement and set forth in the Notice of Grant shall have the meanings ascribed to them in the Notice of Grant and capitalized terms used in this Agreement and set forth in the Plan shall have the meanings ascribed to them in the Plan. The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section IX of the Plan. The RSUs granted herein constitute an Award within the meaning of the Plan.

2.         Terms of Restricted Stock Units.  The grant of RSUs provided in Section 1 hereof shall be subject to the following terms, conditions and restrictions:

(a)       The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of the Common Stock in respect of the RSUs until such RSUs have vested and been distributed to the Grantee in the form of shares of Common Stock.

(b)       Except as provided in this Section 2(b), the RSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the distribution of the Common Stock in respect of such RSUs and subject to the conditions set forth in the Plan and this Agreement. Any attempt to transfer RSUs in contravention of this Section is void ab initio. RSUs shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, the Grantee shall be permitted to transfer RSUs to members of his or her immediate family (i.e., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships or other entities whose only partners or equity owners are such family members; provided, however, that no consideration can be paid for the transfer of the RSUs and the transferee of the RSUs musts agree to be subject to all conditions applicable to the RSUs (including all of the terms and conditions of this Agreement) prior to transfer.

(c)                                  Forfeiture of RSUs on Certain Conditions.  Grantee hereby acknowledges that the Company has given or will give Grantee access to certain confidential, proprietary or trade secret information, which the Company considers extremely valuable and which provides the Company with a competitive advantage in the markets in which the Company develops or sells its products.  The Grantee further acknowledges that the use of such information by Grantee other than in furtherance of Grantee’s job responsibilities with the Company would be extremely detrimental to the Company and would cause immediate and irreparable harm to the Company.  In exchange for access to such confidential, proprietary or trade secret information, Grantee hereby agrees as follows:

(i)    Notwithstanding anything to the contrary contained in this Agreement, should the Grantee breach the “Protective Condition” (as defined in Section (ii)), then (A) any RSUs, to the extent not previously converted into RSU Shares distributed to the Grantee, shall immediately be cancelled upon such breach, (B) the Grantee shall immediately deliver to the Company the number of RSU Shares the Grantee received during the 180-day period immediately prior to such breach and (C) if any RSU shares were sold during the 180-day period immediately prior to such breach, the Grantee shall immediately deliver to the Company all proceeds of such sales.  “RSU Shares” shall mean shares of Common Stock the Grantee may receive pursuant to this Agreement. The RSU Shares and proceeds to be delivered under clauses (B) and (C) may be reduced to reflect the Grantee’s liability for taxes payable on such RSU Shares and/or proceeds.

(ii)  “Protective Condition” shall mean that (A) the Grantee complies with all terms and provisions of any obligation of confidentiality contained in a written agreement with the Company (or a Subsidiary) signed by the Grantee, or otherwise imposed on Grantee by applicable law, and (B) during the time Grantee is employed by the Company (or a Subsidiary) and for a period of one year after the Grantee’s employment with the Company (or a Subsidiary) terminates, the Grantee does not engage, in any capacity, directly or indirectly, including but not limited to as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a 5% equity interest in any enterprise), in any business enterprise then engaged in competition with the business conducted by the Company anywhere in the world; provided, however, that the Grantee may be employed by a competitor of the Company within such one year period so long as the duties and responsibilities of Grantee’s position with such competitor do not involve the same or substantially similar duties and responsibilities as those performed by the Grantee for the Company (or a Subsidiary) in a business segment of the new employer which competes with the business segment(s) with which the Grantee worked or had supervisory authority over while employed by the Company (or a Subsidiary).

(iii)  In the event this clause 2(c) is unenforceable in the jurisdiction in which the Grantee is employed on the date hereof, it nevertheless shall be enforceable to the full extent permitted by the laws of the jurisdiction(s) in which the Grantee engages in any activity prohibited by this clause 2(c).

3.                                       Vesting and Conversion of RSUs.  Subject to Section 4, the RSUs shall vest and be converted into an equivalent number of shares of Common Stock that will be immediately distributed to the Grantee at the rate of 33-1/3% of the RSUs on each of the first three anniversaries of the Grant Date.

4.                                       Termination of Employment; Change of Control.

(a)                                  For purposes of the grant hereunder, any transfer of employment by the Grantee among the Company and its Subsidiaries shall not be considered a termination of employment.  Any change in employment that does not constitute a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations (or any successor provision) shall not be considered a termination of employment.  Any change in employment that does constitute a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations (or any successor provision) shall be considered a termination of employment.

(b)                                 If the Grantee dies or terminates employment due to Disability (as defined in the last Section hereof), all RSUs shall immediately vest, be converted into shares of Common Stock and be distributed to the Grantee within 30 days of the date of such termination; provided, however, that if the Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) as of the date of such termination, all RSUs shall immediately vest but shall not be converted into shares of Common Stock and distributed to the Grantee until the earlier of (i) the date which is six months after the date of the Grantee’s termination of employment and (ii) the date of the Grantee’s death.  If the Grantee’s employment with the Company terminates due to the Grantee’s Retirement (as defined in the last Section hereof), all RSUs shall continue to vest (and be converted into an equivalent number of shares of Common Stock that will be distributed to the Grantee) in accordance with Section 3 above. If the Grantee dies during the three year period immediately following the Retirement of the Grantee, then all RSUs shall immediately vest, be converted into shares of Common Stock and be distributed to the Grantee’s personal representative within 30 days of the date of such death.

(c)                                  Subject to Section 4(d), if the Grantee’s employment terminates for any reason other than death, Disability or Retirement, the Grantee shall forfeit all unvested RSUs.

(d)                                 Notwithstanding any other provision contained herein or in the Plan, in the event of a Change in Control (as defined in the last Section hereof) or of the termination of this Agreement within twelve months of a complete liquidation or dissolution of the Company that is taxed under Section 331 of the Code, all RSUs shall immediately vest, be converted into shares of Common Stock and be distributed to the Grantee within 30 days of the date of such event or (in the event of a complete liquidation or dissolution of the Company) as soon as administratively practicable thereafter.

5.                                       Equitable Adjustment.  The aggregate number of shares of Common Stock subject to the RSUs shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without the receipt of consideration by the Company, or other change in corporate or capital structure. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Company.

6.                                       Issuance of Shares.  Any shares of Common Stock to be issued to the Grantee under this Restricted Stock Unit Agreement may be issued in either certificated form, or in uncertificated form (via the Direct Registration System or otherwise).

7.                                       Taxes.  The Grantee shall pay to the Company or a Subsidiary promptly upon request any taxes the Company reasonably determines it or a Subsidiary is required to withhold under applicable tax laws with respect to the vesting and/or conversion of the RSUs. Such payment shall be made as provided in Section VIII(f) of the Plan.

8                                          No Guarantee of Employment.  Nothing set forth herein or in the Plan shall confer upon the Grantee any right of continued employment for any period by the Company, or shall interfere in any way with the right of the Company to terminate such employment.

9                                          Section 409A

(a)                                  It is intended that this Agreement comply in all respects with the requirements of Sections 409A(a)(2) through (4) of the Code and applicable Treasury Regulations and other generally applicable guidance issued thereunder (collectively, the “Applicable Regulations”), and this Agreement shall be interpreted for all purposes in accordance with this intent.

(b)                                 Notwithstanding any term or provision of this Agreement (including any term or provision of the Plan incorporated herein by reference), the parties hereto agree that, from time to time, the Company may, without prior notice to or consent of the Grantee, amend this Agreement to the extent determined by the Company, in the exercise of its discretion in good faith, to be necessary or advisable to prevent the inclusion in the Grantee’s gross income pursuant to the Applicable Regulations of any compensation intended to be deferred hereunder. The Company shall notify the Grantee as soon as reasonably practicable of any such amendment affecting the Grantee.

(c)                                  In the event that the amounts payable under this Agreement are subject to any taxes, penalties or interest under the Applicable Regulations, the Grantee shall be solely liable for the payment of any such taxes, penalties or interest.

(d)                                 Except as otherwise specifically provided herein, the time for distribution of the RSUs as provided in Sections 3, 4(b) and 4(c) shall not be accelerated or delayed for any reason, unless to the extent necessary to comply with or permitted under the Applicable Regulations.

10                                    Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee’s employment records, or such other address as the Grantee may designate in writing to the Company, or to the Company, Attention:  Corporate Secretary, or such other address as the Company may designate in writing to the Grantee.

11                                    Failure To Enforce Not a Waiver.  The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

12                                    Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.  Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before a three arbitrators constituting an Employment Dispute Tribunal, to be held in Connecticut in accordance with the commercial rules and procedures of the American Arbitration Association.  Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law.  Each party shall bear such party’s own expenses incurred in connection with any arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.

13                                    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

14                                    Miscellaneous.  This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

15                                    Definitions.  For purposes of this Agreement:

(a)                                  “Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.  The term “Control” shall have the meaning specified in Rule 12b-2 under the Exchange Act;

(b)                                 “Beneficial Owner” (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act and, only to the extent such meaning is more restrictive than the meaning given in Rule 13d-3, the meaning determined in accordance with Section 318(a) of the Code;

(c)                                  “Cause” shall have the meaning ascribed to such term in the Executive Severance Agreement;

(d)                                 “Change in Control” shall have the meaning ascribed to such term in the Executive Severance Agreement;

(e)                                  “Disability” shall have the meaning ascribed to such term in the Executive Severance Agreement;

(f)                                    “Executive Severance Agreement” shall mean the Employment Agreement, Employment and Severance Agreement, or Executive Severance Agreement, as applicable, between the Company and the Grantee, as amended from time to time;

(g)                                 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, and, only to the extent such meaning is more restrictive than the meaning given in Section 3(a)(9) of the Exchange Act (as modified as above), the meaning determined in accordance with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions), as applicable; and

(h)                                 “Retirement” shall mean termination of the Grantee’s employment, other than by reason of death or Cause, either (A) at or after age 65 or (B) at or after age 55 after five (5) years of employment by the Company (or a Subsidiary thereof).

Annex A

NOTICE OF GRANT

RESTRICTED STOCK UNITS

HEXCEL CORPORATION 2003 INCENTIVE STOCK PLAN

The following employee of Hexcel Corporation, a Delaware corporation, or a Subsidiary, has been granted restricted stock units in accordance with the terms of this Notice of Grant and the Agreement to which this Notice of Grant is attached.

The terms below shall have the meanings ascribed to them below when used in the Agreement.

Grantee

Address of Grantee

Foreign Sub Plan, if applicable

Grant Date	February 1, 2010

Aggregate Number of RSUs Granted

IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of Grant and the Agreement to which this Notice of Grant is attached and execute this Notice of Grant and the Agreement as of the Grant Date.

HEXCEL CORPORATION
Grantee

By:
Ira J. Krakower
Senior Vice President